UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 10, 2009

SYSTEMAX INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13792	11-3262067
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11 Harbor Park Drive

Port Washington, New York 11050

(Address of principal executive offices)

(516) 608-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02      Results of Operations and Financial Condition

The Registrant is updating the chart entitled “Product Category Sales Summary” included in its press release dated November 10, 2009 to reflect revisions in the classification for several product categories for the nine months ended September 30, 2009 and to supersede the comparable chart included in the Registrant’s press release dated August 11, 2009.  The revisions do not affect total sales, gross or operating margins, earnings, earnings per share or other information presented in the press releases, which remain accurate as originally presented.

The updated chart appears below:

Product Category Sales Summary

(in millions)

	Quarter Ended Sept 30,		Nine Months Ended Sept 30,
Product Category	2009	2008	2009	2008
Computers	$183.5	$141.5	$522.4	$369.6
Consumer electronics	$172.6	$161.5	$527.8	$509.4
Computer components	$130.1	$132.1	$392.3	$411.8
Computer accessories & software	$200.2	$225.6	$595.1	$696.3
Industrial products	$52.0	$63.2	$146.5	$182.2
Other	$15.5	$15.6	$43.6	$51.0
Consolidated sales	$753.9	$739.5	$2,227.7	$2,220.3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC.

By:	/s/ Curt Rush
	Name:	Curt Rush
	Title:	General Counsel and Secretary

Date:  November 11, 2009